UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition	1
Item 8.01 Other Events	1
Item 9.01 Financial Statements and Exhibits	4
Exhibit 99.1

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Item 2.02 Results of Operations and Financial Condition
     On April 19, 2006, Tekelec (the “Company”) issued a press release providing a status update on its financial restatement process and related matters. The press release also included certain limited and preliminary information regarding the Company’s financial condition at March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
     Item 8.01 Other Events.
     Restatement and Review and Analysis of Prior Periods
     As previously reported in the Form 12b-25 Notification of Late Filing (the “Form 12b-25”) and in the Current Report on Form 8-K (the “March 17 Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 17, 2006, the Company could not file with the Commission its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) by the prescribed due date of March 16, 2006 due to its ongoing review and analysis of certain accounting matters. As was also previously reported in the Form 12b-25, the March 17 Form 8-K and the Company’s Current Report on Form 8-K filed with the Commission on February 21, 2006 (the “February 21 Form 8-K), the Company has determined that it will restate its previously issued financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004, and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. This portion of this Current Report on Form 8-K updates the information provided in the Form 12b-25, the February 21 Form 8-K and the March 17 Form 8-K (collectively, the “Prior Reports”) regarding the restatement and the Company’s ongoing review and analysis of certain accounting matters.
     As of the date of this filing, there are five categories of errors that the Company expects to address in the restatement of its financial statements:
1. Classification of Customer Support Costs: As reported in the Prior Reports, the Company incorrectly classified certain customer service costs, resulting in an understatement of cost of goods sold and an equal overstatement of operating expenses. This restatement item, as disclosed in an Exhibit to the February 21 Form 8-K, did not impact previously reported revenues, operating income, net income or earnings per share amounts, nor did it have any impact on the Company’s consolidated balance sheets or consolidated statements of cash flows.

2. Revenue Recognition related to the Proper Application of Vendor Specific Objective Evidence (“VSOE”) under Statement of Position 97-2 “Software Revenue Recognition” (“SOP 97-2”): The Company had historically concluded that it had VSOE for all elements of its multi-element sales arrangements entered into with customers of the Company’s Network Signaling Group (“NSG”). The Company now believes that it should instead have applied the “residual method” for revenue recognition, which, in some cases, would have deferred revenue recognition on certain elements of the contracts to later periods. Certain of the Company’s other business units also misapplied the residual method, resulting in additional revenue deferrals to later periods. Although the Company has not yet completed its review and analysis of these matters, the Company anticipates that this change will have a material impact, in the range of 10% or less in any given fiscal year, on net revenues for the years ended December 31, 2001 to December 31, 2005. Specifically, the Company estimates that approximately $70 million to $90 million of net revenue that was previously recognized during these periods will be deferred at December 31, 2005 and recognized as revenue in later periods. The Company has not yet completed its analysis of the impact of these revenue deferrals on the Company’s gross profit margins for the periods involved.
3. Accounting for Customer Warranties: In connection with the sale of each product, the Company provides a one-year warranty free of charge. The Company has historically accrued the cost of providing the warranty rather than deferring a portion of the revenue as would generally be required for postcontract customer support (“PCS”) arrangements under SOP 97-2. This historical accounting was based on the belief that the Company met the specific exception for this type of warranty accounting under paragraph 59 of SOP 97-2. The Company’s current conclusion is that it does not meet this exception because the Company regularly provides limited upgrades and enhancements as a part of the warranty. Accordingly, the revenue allocated to the warranty portion of such sales needs to be deferred and recognized ratably over the life of the warranty. The Company is not yet able to quantify the impact of this restatement item but expects it to be material to the timing of the related revenue recognized and to affect all business units for each of the periods subject to the restatement.
4. Revenue Recognition Related to the Proper Accounting for Penalties in Customer Contracts: Historically, the Company deferred revenue when it determined that a penalty associated with product delivery may have been “incurred” based on a probability assessment as to whether the penalty would be asserted. Although the Company’s assessments were generally accurate, the Company now believes that SOP 97-2 requires that all product revenue subject to forfeiture as a result of the penalties be deferred until the customer’s legal right to assert the penalty has expired, independent of the probability that the penalty would be asserted. The Company believes that, as a result of this change, approximately $6 million to $8 million of revenue that was previously recognized from 2001 to 2005, related primarily to NSG sales, must be deferred at December 31, 2005 and recognized in the future period in which the customer’s right to assert the penalty terminates. If these customers assert their rights to these penalties, all or a portion of these deferred revenues may not be recognized. The net impact of the revenue deferral due to the penalty provisions may be less than currently estimated, because some portion of the adjustment may have already been made in connection with the restatement items discussed above in Items Nos. 2 and 3.

5. Certain Financial Statement Presentation and Disclosure Matters: The Company is also continuing to review certain financial statement presentation matters, including (i) adjustments to net certain deferred tax liabilities and deferred tax assets that were previously reported separately; (ii) adjustments to correct certain prior period purchase accounting entries that resulted in a misclassification between accounts receivable and goodwill; and (iii) adjustments to correct miscellaneous accounting and disclosure items primarily associated with the over and under accrual of certain expenses at various reporting dates.
The accounting errors outlined in Item Nos. 2 through 4 above are the result of applying a complex and difficult accounting standard (SOP 97-2) to a complex set of customer contracts and related facts and circumstances. The adjustments to the financial statements discussed above are estimates only, based on information available to the Company to the date of this filing, and are subject to change. The Company continues to work diligently and commit substantial resources to complete its review and analysis and to prepare its restated financial statements which, upon completion, will be provided to the Company’s independent registered public accounting firm to perform and complete the audit processes necessary for the filing of the Company’s restated financial statements with the Commission.
All estimates contained in this Form 8-K are necessarily subject to change as the Company completes the preparation of its restated financial statements. These estimates have not yet been audited by the Company’s independent registered public accounting firm. The estimates represent the Company’s best judgment as of the date of this Form 8-K, and the Company’s actual results could differ materially.
     Internal Control over Financial Reporting
As previously disclosed in the Company’s Current Report on Form 8-K as filed with the Commission on March 17, 2006, the Company’s management has concluded that as of December 31, 2004, the Company did not maintain effective controls to ensure the appropriate classification of customer service costs, and that this control deficiency constituted a material weakness. Management has not yet completed it assessment of internal control over financial reporting as of December 31, 2005, including controls related to revenue recognition and other financial presentation and disclosure matters described above. In addition to the one material weakness as of December 31, 2004, which related to the appropriate classification of customer service costs, the Company is likely to identify control deficiencies that may constitute material weaknesses as of December 31, 2004 and/or December 31, 2005, as a result of the accounting matters discussed above in this Current Report on Form 8-K and in the Prior Reports. The presence of one or more material control weaknesses would preclude management from concluding that internal control over financial reporting is effective.
     Nasdaq Stock Market Listing
In the Company’s Current Report on Form 8-K filed with the Commission on March 23, 2006 (the “March 23 Form 8-K”), the Company disclosed that it had received a “notice of delisting” from The Nasdaq Stock Market (the “Nasdaq”) on March 20, 2006. In the March 17 Form 8-K, the Company also disclosed certain potential adverse consequences associated with any delisting of its Common Stock. Since the date of the filing of the March 23 Form 8-K, the Company has requested that the Nasdaq continue the listing of the Company’s

Common Stock and grant to the Company an extension of time in which to regain compliance with the Nasdaq listing standards by completing the restatement of its historical financial statements and filing with the Commission its 2005 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. A hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) is scheduled for April 20, 2006. There can be no assurance that the Panel will grant the request by the Company for an extension and continued listing or that, if granted, the extension will be for the duration requested by the Company.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated April 19, 2006 of the Company
FORWARD-LOOKING STATEMENTS
Certain statements made in this Form 8-K and in Exhibit 99.1 furnished herewith are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 Form 10-K and other Commission filings, include, among others, the impact on future operating results in the event of additional restatements or other adjustments in its historical consolidated financial statements beyond those described in the Company’s Prior Reports and in this Current Report on Form 8-K; the Company’s failure to timely file with the Commission its 2005 Form 10-K and the resulting default by the Company with respect to the $125 million outstanding of 2.25% Senior Subordinated Convertible Notes due June 2008; and the Company’s failure to comply with the listing requirements of The Nasdaq Stock Market as a result of the Company’s failure to timely file with the Commission either the 2005 Form 10-K or its Form 10-Q for the quarter ended March 31, 2006. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 19, 2006	By:	/s/ Frank Plastina
Frank Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 19, 2006 of the Company

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